August 14, 2014

PRESS RELEASE

Century Casinos, Inc. Announces Second Quarter 2014  Results

Colorado Springs, Colorado – August 14, 2014 – Century Casinos, Inc. (NASDAQ Capital Market® and Vienna Stock Exchange: CNTY) today announced its financial results for the three and six months ended June 30, 2014.

Second Quarter 2014 Highlights*

•	Net operating revenue was $31.6 million, an 11% increase from the three months ended June 30, 2013.
•	Adjusted EBITDA** was $3.2 million, an 18% decrease from the three months ended June 30, 2013.
•	Net earnings attributable to Century Casinos, Inc. shareholders were $0.2 million, a 96% decrease from the three months ended June 30, 2013.
•	Earnings per share were $0.01.
•	Book value per share *** at June 30, 2014 was $5.02.

Amounts in thousands, except per share data	For the Three Months Ended June 30,			For the Six Months Ended June 30,
Consolidated Results:	2014	2013	% Change	2014	2013	% Change
Net operating revenue	$31,555	$28,348	11%	$60,665	$46,337	31%
Earnings from operations	322	2,083	(85%)	1,305	4,129	(68%)
Net earnings	156	3,657	(96%)	667	5,319	(88%)

Adjusted EBITDA**	$3,154	$3,863	(18%)	$5,925	$7,101	(17%)

Earnings per share:
Basic	$0.01	$0.15	(93%)	$0.03	$0.22	(86%)
Diluted	$0.01	$0.15	(93%)	$0.03	$0.22	(86%)
Weighted average common shares:
Basic	24,381	24,128		24,380	24,128
Diluted	24,420	24,209		24,389	24,183

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

1/12

”The 11% increase in net operating revenue was mostly driven by Casinos Poland. Net cash provided by operating activities remained flat, but Adjusted EBITDA fluctuated significantly from month to month during the quarter. Construction for the Century Downs Racetrack and Casino in Calgary is progressing on-budget and the project is on schedule for a March 2015 opening,” said Erwin Haitzmann and Peter Hoetzinger, Co Chief Executive Officers of Century Casinos.

Three and Six Months Ended June 30, 2014  Results*

Net operating revenue increased by $3.2 million, or 11%, and increased by $14.3 million, or 31%, for the three and six months ended June 30, 2014 compared to the three and six months ended June 30, 2013. Following is a summary of the changes in net operating revenue by property or category for the three and six months ended June 30, 2014 compared to the three and six months ended June 30, 2013:

	Net Operating Revenue
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2014/2013		2014/2013
Amounts in millions	Change	% Change	Change	% Change
Century Casino & Hotel, Edmonton	$0.1	1%	$(0.3)	(2%)
Century Casino, Calgary	0.2	11%	0.0	1%
Century Casino & Hotel, Central City	(0.3)	(7%)	(0.8)	(9%)
Century Casino & Hotel, Cripple Creek	(0.5)	(16%)	(0.9)	(15%)
Casinos Poland	3.4	31%	15.8	145%
Cruise Ships & Other	0.3	18%	0.1	3%
United Horsemen Alberta	0.1	100%	0.4	100%
Total	$3.2	11%	$14.3	31%

Earnings from operations decreased by ($1.8) million, or (85%), and decreased by ($2.8) million, or (68%), for the three and six months ended June 30, 2014 compared to the three and six months ended June 30, 2013. Following is a summary of changes in earnings from operations by property or category for the three and six months ended June 30, 2014 compared to the three and six months ended June 30, 2013:

	Earnings from Operations
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2014/2013		2014/2013
Amounts in millions	Change	% Change	Change	% Change
Century Casino & Hotel, Edmonton	$0.1	4%	$(0.1)	(3%)
Century Casino, Calgary	0.1	964%	0.0	(6%)
Century Casino & Hotel, Central City	(0.1)	(12%)	(0.4)	(35%)
Century Casino & Hotel, Cripple Creek	(0.4)	(69%)	(0.8)	(74%)
Casinos Poland	(1.1)	(208%)	(1.1)	(203%)

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

2/12

Cruise Ships & Other	(0.1)	(44%)	(0.1)	(41%)
United Horsemen Alberta	(0.2)	(100%)	0.0	0%
Corporate Other	(0.1)	(5%)	(0.3)	(9%)
Total	$(1.8)	(85%)	$(2.8)	(68%)

Net earnings decreased by ($3.5) million, or (96%), and decreased by ($4.7) million, or (88%), for the three and six months ended June 30, 2014 compared to the three and six months ended June 30, 2013. Following is a summary of the changes in net earnings (loss) by property or category for the three and six months ended June 30, 2014 compared to the three and six months ended June 30, 2013:

	Net Earnings
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2014/2013		2014/2013
Amounts in millions	Change	% Change	Change	% Change
Century Casino & Hotel, Edmonton	$0.0	2%	$(0.2)	(5%)
Century Casino, Calgary	0.0	(35%)	(0.1)	(49%)
Century Casino & Hotel, Central City	0.0	(12%)	(0.2)	(35%)
Century Casino & Hotel, Cripple Creek	(0.3)	(67%)	(0.5)	(74%)
Casinos Poland	(0.7)	(205%)	(0.7)	(195%)
Cruise Ships & Other	0.0	(44%)	(0.1)	(45%)
United Horsemen Alberta	0.0	(100%)	0.0	(100%)
Corporate Other	(2.5)	(229%)	(2.9)	(1817%)
Total	$(3.5)	(96%)	$(4.7)	(88%)

Items deducted from or added to earnings from operations to arrive at net earnings include interest income, interest expense, gains on foreign currency transactions, gain on business combination, income tax expense and non-controlling interests.

The period over period increase in net operating revenue and decrease in net earnings for the six months ended June 30, 2014 compared to the six months ended June 30, 2013 primarily relate to the inclusion of operating results from Casinos Poland Ltd. (“Casinos Poland” or “CPL”) in the second quarter of 2013 as a result of the Company's purchase of an additional 33.3% ownership interest in CPL in April 2013. Prior to the acquisition of this additional interest in CPL, the Company owned 33.3% of CPL and accounted for the CPL ownership interest as an equity investment. CPL contributed $26.7 million in net operating revenue and $0.3 million in net losses from January 1, 2014 through June 30, 2014. In addition, the consolidation of United Horsemen of Alberta, Inc. (“UHA”) as of November 29, 2013 as a minority owned subsidiary for which we have a controlling financial interest affects the comparability of 2014 and 2013 financial results. UHA contributed $0.4 million in net operating revenue and less than $0.1 million in net losses from January 1, 2014 through June 30, 2014.

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

3/12

For the three months ended June 30, 2013, the Company recognized a gain of $2.1 million as a result of measuring at fair value its initial 33.3% ownership interest in CPL held prior to the acquisition date. As a result, the Corporate Other category reported net earnings of $1.1 million and $0.2 million for the three and six months ended June 30, 2013, respectively.

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

4/12

Property and Category Results (in thousands)*

The following are property and category results for net operating revenue and Adjusted EBITDA**.

	Net Operating Revenue			Adjusted EBITDA**			Net Operating Revenue			Adjusted EBITDA**
	For the Three Months			For the Three Months			For the Six Months			For the Six Months
	Ended June 30,			Ended June 30,			Ended June 30,			Ended June 30,
	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change
Century Casino & Hotel, Edmonton	$6,298	$6,208	1%	$2,316	$2,253	3%	$12,368	$12,661	(2%)	$4,476	$4,624	(3%)
Century Casino, Calgary	2,341	2,110	11%	364	216	69%	4,489	4,466	1%	555	564	(2%)
Century Casino & Hotel, Central City	4,086	4,410	(7%)	742	826	(10%)	8,024	8,856	(9%)	1,290	1,723	(25%)
Century Casino & Hotel, Cripple Creek	2,654	3,168	(16%)	478	843	(43%)	5,177	6,060	(15%)	809	1,559	(48%)
Casinos Poland	14,248	10,870	31%	976	1,141	(14%)	26,661	10,870	145%	1,754	1,141	54%
Cruise Ships & Other	1,859	1,582	18%	188	233	(19%)	3,532	3,424	3%	417	551	(24%)
United Horseman Alberta	69	0	100%	(204)	0	(100%)	414	0	100%	(103)	0	(100%)
Corporate	0	0	0%	(1,706)	(1,649)	(4%)	0	0	0%	(3,273)	(3,060)	(7%)
Consolidated	$31,555	$28,348	11%	$3,154	$3,863	(18%)	$60,665	$46,337	31%	$5,925	$7,102	(17%)

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

5/12

Balance Sheet and Liquidity

As of June 30, 2014, the Company had $26.5 million in cash and cash equivalents and $35.7 million in outstanding debt on its balance sheet compared to $27.4 million in cash and cash equivalents and $34.1 million in debt obligations at December 31, 2013.  The $35.7 million in outstanding debt includes $7.3 million related to CPL, $18.3 million related to a long-term land lease by UHA and $10.1 million related to the Company’s Bank of Montreal credit agreement (“BMO Credit Agreement”).

The Company has a committed term sheet from the Bank of Montreal for an additional CAD 11.0 million to finance Century Downs Racetrack and Casino, which the Company will exclusively manage upon completion. The Company has pledged its 15% ownership interest in UHA as collateral for the loan.

Conference Call Information

Today the Company will post a copy of the quarterly report on Form 10-Q filed with the SEC for the quarter ended June 30, 2014 on its website at http://corporate.cnty.com/investor-relations/sec-filings.

Century Casinos will host its second quarter 2014  earnings conference call today at 8:00 am MDT; 4:00 pm CET, respectively. U.S. domestic participants should dial 1-888-523-1225. For all international participants, please use 719-457-2664 to dial-in. Participants may listen to the call live or obtain a recording of the call on the Company’s website until August 30, 2014 at http://corporate.cnty.com/investor-relations/sec-filings.

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

6/12

(continued)

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS (unaudited)

Century Casinos, Inc.
Condensed Consolidated Statements of Earnings (unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Amounts in thousands, except for per share information	2014	2013	2014	2013
Operating revenue:
Net operating revenue	$31,555	$28,348	$60,665	$46,337
Operating costs and expenses:
Total operating costs and expenses	31,233	26,233	59,360	42,080
(Loss) from equity investment	0	(32)	0	(128)
Earnings from operations	322	2,083	1,305	4,129
Non-operating (expense) income, net	(605)	1,976	(1,146)	1,909
(Loss) earnings before income taxes	(283)	4,059	159	6,038
Income tax provision	433	236	648	553
Net (loss) earnings	(716)	3,823	(489)	5,485
Net loss (earnings) attributable to non-controlling interest	872	(166)	1,156	(166)
Net earnings attributable to Century Casinos, Inc. shareholders	$156	$3,657	$667	$5,319

Earnings per share attributable to Century Casinos, Inc.:
Basic	$0.01	$0.15	$0.03	$0.22
Diluted	$0.01	$0.15	$0.03	$0.22

7/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS (unaudited)

Century Casinos, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)
	June 30,	December 31,
	2014	2013
Assets	(unaudited)
Current assets	$ 31,149	$ 32,360
Property and equipment, net	134,680	132,639
Other assets	24,656	25,625
Total assets	$ 190,485	$ 190,624

Liabilities and Shareholders’ Equity
Current liabilities	$ 27,802	$ 26,801
Non-current liabilities	34,286	34,373
Shareholders’ equity	128,397	129,450
Total liabilities and shareholders’ equity	$ 190,485	$ 190,624

8/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Adjusted EBITDA Margins ** by Property or Category (unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2014	2013	2014	2013
Century Casino & Hotel, Edmonton	37%	36%	36%	37%
Century Casino, Calgary	16%	10%	12%	13%
Century Casino & Hotel, Central City	18%	19%	16%	19%
Century Casino & Hotel, Cripple Creek	18%	27%	16%	26%
Casinos Poland	7%	10%	7%	10%
Cruise Ships & Other	10%	15%	12%	16%
United Horsemen Alberta	(296%)	N/A ***	(25%)	N/A***
Consolidated Adjusted EBITDA Margin	10%	14%	10%	15%

*** The Company began consolidating UHA as a minority owned subsidiary for which it has a controlling financial interest on November 29, 2013.

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category

For the three months ended June 30, 2014

Amounts in thousands

	Three Months Ended June 30, 2014
	Edmonton	Calgary	Central City	Cripple Creek	Casinos Poland	Cruise Ships & Other	United Horsemen Alberta	Corporate	Total
Net earnings (loss)	$1,443	$30	$269	$123	$(348)	$60	$(43)	$(1,378)	$156
Interest income	0	0	0	0	(31)	0	0	(16)	(47)
Interest expense	102	0	0	0	98	0	494	3	697
Income taxes (benefit)	518	88	165	68	(71)	13	26	(374)	433
Depreciation and amortization	247	243	307	287	723	111	0	42	1,960
Non-controlling interest	0	0	0	0	(174)	0	(698)	0	(872)
Non-cash stock based compensation	0	0	0	0	0	0	0	21	21
Foreign currency losses (gains)	6	3	0	0	(68)	1	17	(4)	(45)
(Gain) loss on disposition of fixed assets	0	0	1	0	737	3	0	0	741
Impairments and other write-offs	0	0	0	0	110	0	0	0	110
Adjusted EBITDA*	$2,316	$364	$742	$478	$976	$188	$(204)	$(1,706)	$3,154

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

9/12

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category

For the three months ended June 30, 2013

Amounts in thousands

	Three Months Ended June 30, 2013
	Edmonton	Calgary	Central City	Cripple Creek	Casinos Poland	Cruise Ships & Other	Corporate	Total
Net earnings (loss)	$1,421	$46	$305	$376	$333	$108	$1,068	$3,657
Interest income	0	0	0	0	(1)	0	(4)	(5)
Interest expense	121	0	0	0	138	4	1	264
Income taxes (benefit)	452	(59)	188	231	(12)	20	(584)	236
Depreciation and amortization	257	230	333	236	607	101	31	1,795
Non-controlling interest	0	0	0	0	166	0	0	166
Non-cash stock based compensation	0	0	0	0	0	0	1	1
Foreign currency losses (gains)	2	(1)	0	0	(74)	0	(88)	(161)
(Gain) loss on disposition of fixed assets	0	0	0	0	(16)	0	0	(16)
(Gain) on business combination	0	0	0	0	0	0	(2,074)	(2,074)
Adjusted EBITDA*	$2,253	$216	$826	$843	$1,141	$233	$(1,649)	$3,863

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category

For the six months ended June 30, 2014

	Six Months Ended June 30, 2014
	Edmonton	Calgary	Central City	Cripple Creek	Casinos Poland	Cruise Ships & Other	United Horsemen Alberta	Corporate	Total
Net earnings (loss)	$2,866	$87	$427	$174	$(317)	$170	$(45)	$(2,695)	$667
Interest income	0	0	0	0	(32)	0	0	(29)	(61)
Interest expense	204	0	0	0	194	0	982	2	1,382
Income taxes (benefit)	949	19	262	107	(91)	34	44	(676)	648
Depreciation and amortization	485	460	600	528	1,416	209	0	72	3,770
Non-controlling interest	0	0	0	0	(158)	0	(998)	0	(1,156)
Non-cash stock based compensation	0	0	0	0	0	0	0	43	43
Foreign currency (gains) losses	(28)	(11)	0	0	(164)	1	17	10	(175)
(Gain) loss on disposition of fixed assets	0	0	1	0	796	3	0	0	800
Impairments and other write-offs	0	0	0	0	110	0	(103)	0	7
Adjusted EBITDA*	$4,476	$555	$1,290	$809	$1,754	$417	$(103)	$(3,273)	$5,925

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

10/12

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category

For the six months ended June 30, 2013

	Six Months Ended June 30, 2013
	Edmonton	Calgary	Central City	Cripple Creek	Casinos Poland	Cruise Ships & Other	Corporate	Total
Net earnings (loss)	$3,019	$171	$660	$672	$333	$307	$157	$5,319
Interest income	0	0	0	0	(1)	0	(10)	(11)
Interest expense	211	0	0	0	138	(3)	(2)	344
Income taxes (benefit)	899	(65)	405	412	(12)	41	(1,127)	553
Depreciation and amortization	517	463	663	475	607	202	59	2,986
Non-controlling interest	0	0	0	0	166	0	0	166
Non-cash stock based compensation	0	0	0	0	0	0	3	3
Foreign currency losses (gains)	(22)	(5)	0	0	(74)	0	(67)	(168)
(Gain) loss on disposition of fixed assets	0	0	(5)	0	(16)	4	0	(17)
(Gain) on business combination	0	0	0	0	0	0	(2,074)	(2,074)
Adjusted EBITDA*	$4,624	$564	$1,723	$1,559	$1,141	$551	$(3,061)	$7,101

*  The Company defines Adjusted EBITDA as net earnings (loss) before interest, income taxes (benefit), depreciation, amortization, non-controlling interest, pre-opening expenses, non-cash stock based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, realized foreign currency (gains) losses, gain on business combination and certain other one-time items. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) and Adjusted EBITDA reported for each property. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under accounting principles generally accepted in the United States of America (“US GAAP”). Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue, and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) above.

11/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

**  The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that operates 30 casinos worldwide. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary, Alberta, Canada. The Company also operates casinos aboard 15 luxury cruise vessels (Regatta, Nautica, Insignia, Marina, Riviera, Mein Schiff 1, Mein Schiff 2, Mein Schiff 3, Wind Surf, Wind Star, Wind Spirit, Star Pride, Seven Seas Voyager, Seven Seas Mariner, Seven Seas Navigator) and the casino on the cruise ferry Nova Star.  Through its Austrian subsidiary, Century Casinos Europe GmbH, the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of nine casinos in Poland. The Company also manages the operations of the casino at the Radisson Aruba Resort, Casino & Spa in Aruba, Caribbean. The Company is currently developing the Century Downs Racetrack and Casino in the north metropolitan area of Calgary, Alberta, Canada that will include a horse race track and other gaming, restaurant and entertainment facilities. Century Casinos, Inc. continues to pursue other international projects in various stages of development.

For more information about Century Casinos, visit our website at www.centurycasinos.com. Century Casinos’ common stock trades on The NASDAQ Capital Market® and the Vienna Stock Exchange under the symbol CNTY.

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations (including results for Casinos Poland, Ltd.), operating efficiencies, synergies and operational performance, development of and the prospects for the Century Downs Racetrack and Casino project, debt repayment and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2013. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

12/12